UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  September 17, 2012

MICHAELS STORES, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware (State or Other Jurisdiction of Incorporation)	001-09338 (Commission File Number)	75-1943604 (IRS Employer Identification No.)

8000 Bent Branch Drive

Irving, Texas 75063

P.O. Box 619566

DFW, Texas 75261-9566

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (972) 409-1300

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.             Entry into a Material Definitive Agreement.

On September 17, 2012, Michaels Stores, Inc. (the “Company”), as lead borrower, and certain of its subsidiaries as borrowers or facility guarantors (collectively with the Company, the “Loan Parties”), Wells Fargo Bank, National Association, as administrative agent, collateral agent and swingline lender, the lenders party thereto, JPMorgan Chase Bank, N.A. and Goldman Sachs Bank USA, as co-syndication agents, Barclays Bank PLC, Deutsche Bank Securities Inc., Bank of America, N.A., Credit Suisse AG, Cayman Islands Branch and Morgan Stanley Senior Funding, Inc., as co-documentation agents, and Wells Fargo Capital Finance, LLC and J.P. Morgan Securities LLC, as joint lead arrangers and joint book runners, entered into a Second Amended and Restated Credit Agreement (the “Restated Credit Agreement”) to amend various terms of the Company’s amended and restated credit agreement, dated as of February 18, 2010.  The Restated Credit Agreement, together with related security, guarantee and other agreements, is referred to as the “Restated Revolving Credit Facility”.

The Restated Revolving Credit Facility provides for senior secured financing of up to $650 million, subject to a borrowing base, maturing on September 17, 2017 (the “ABL Maturity Date”).  The borrowing base under the Restated Revolving Credit Facility equals the sum of (i) 90% of eligible credit card receivables and debit card receivables, plus (ii) 90% of the appraised net orderly liquidation value of eligible inventory, plus (iii) the lesser of (x) 90% of the appraised net orderly liquidation value of inventory supported by eligible letters of credit and (y) 90% of the face amount of eligible letters of credit, minus (iv) certain reserves.

The Restated Revolving Credit Facility provides the Company with the right to request up to $200 million of additional commitments under the Restated Revolving Credit Facility.  The lenders under the Restated Revolving Credit Facility will not be under any obligation to provide any such additional commitments, and any increase in commitments is subject to customary conditions precedent.  If the Company were to request any such additional commitments, and the existing lenders or new lenders were to agree to provide such commitments, the facility size could be increased to up to $850 million, but the Company’s and its co-borrowers’ ability to borrow under the Restated Revolving Credit Facility would still be limited by the borrowing base.

Borrowings under the Restated Revolving Credit Facility bear interest at a rate per annum equal to, at our option, either (a) a base rate determined by reference to the highest of (1) the prime rate of Wells Fargo, (2) the federal funds effective rate plus 0.50% and (3) a LIBOR rate subject to certain adjustments plus 1.00% or (b) a LIBO rate subject to certain adjustments, in each case plus an applicable margin. The initial applicable margin is (a) 0.75% for prime rate borrowings and 1.75% for LIBO rate borrowings. The applicable margin is subject to adjustment each fiscal quarter based on the excess availability under the Restated Revolving Credit Facility. Same-day borrowings bear interest at the base rate plus the applicable margin.

The Company is required to pay a commitment fee on the unutilized commitments under the Restated Revolving Credit Facility, which initially is 0.375% per annum.  The commitment fee is subject to adjustment each fiscal quarter.  If average daily excess availability is less than or equal to 50% of the total commitments, the commitment fee will be 0.25% per annum, and if average daily excess availability is greater than 50% of the total commitments, the commitment fee will be 0.375%. In addition, the Company must pay customary letter of credit fees and agency fees.

If, at any time, the aggregate amount of outstanding loans, unreimbursed letter of credit drawings and undrawn letters of credit under the Restated Revolving Credit Facility exceeds the lesser of (i) the commitment amount and (ii) the borrowing base (the “Loan Cap”), we will be required to repay outstanding loans and cash collateralize letters of credit in an aggregate amount equal to such excess, with no reduction of the commitment amount. If excess availability under the Restated Revolving Credit Facility is less than (i) 12.5% of the Loan Cap, for five consecutive business days, or (ii) $65 million, at any time, or if certain events of default have occurred, we will be required to repay outstanding loans and cash collateralize letters of credit with the cash we are required to deposit daily in a collection account maintained with the agent under the Restated Revolving Credit Facility. Excess availability under the Restated Revolving Credit Facility means the lesser of the Loan Cap minus the outstanding credit extensions. We may voluntarily reduce the unutilized portion of the commitment amount and repay outstanding loans at any time without premium or penalty other than customary breakage costs with respect to LIBOR loans. There is no scheduled amortization under the Restated Revolving Credit Facility; the principal amount of the loans outstanding is due and payable in full on the ABL Maturity Date.

From the time when we have excess availability less than the greater of (a) 10% of the Loan Cap and (b) $50 million, until the time when we have excess availability greater than the greater of (a) 10% of the Loan Cap and (b) $50 million for 30 consecutive days, the Restated Revolving Credit Facility will require us to maintain a consolidated fixed charge coverage ratio of at least 1.0 to 1.0.

The Restated Revolving Credit Facility also contains certain customary representations and warranties, affirmative covenants and provisions relating to events of default (including change of control and cross-default to material indebtedness).

The above summary of the ABL Credit Facility does not purport to be complete and is qualified in its entirety by reference to the full text of the Restated Credit Agreement, a copy of which is attached as Exhibit 10.1 to this Current Report on Form 8-K, which is incorporated by reference into this Item 1.01.

Certain lenders under the Restated Revolving Credit Facility, have engaged in, or may in the future engage in, transactions with, and perform services for, the Company and its affiliates in the ordinary course of business.

Item 9.01.             Financial Statements and Exhibits.

(d)   Exhibits.

Exhibit No.	Description

10.1

Second Amended and Restated Credit Agreement, dated as of September 17, 2012, among Michaels Stores, Inc., the other borrowers from time to time party thereto, the facility guarantors from time to time party thereto, the lenders from time to time party thereto, Wells Fargo Bank, National Association, as administrative agent and collateral agent, and the other agents named therein.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MICHAELS STORES, INC.

Dated: September 18, 2012	By:	/s/ Charles M. Sonsteby
Charles M. Sonsteby
Member of the Interim Office of the Chief Executive Officer, Chief Administrative Officer & Chief Financial Officer

INDEX TO EXHIBITS

Exhibit No.	Description

10.1

Second Amended and Restated Credit Agreement, dated as of September 17, 2012, among Michaels Stores, Inc., the other borrowers from time to time party thereto, the facility guarantors from time to time party thereto, the lenders from time to time party thereto, Wells Fargo Bank, National Association, as administrative agent and collateral agent, and the other agents named therein.